Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 31, 2019, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and UNUM THERAPEUTICS INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 19, 2017 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6 Primary Depository. Borrower shall at all times maintain at least the lesser of $50,000,000 or substantially all of its cash in depository and operating accounts with Bank or its Affiliates. Without limitation of the foregoing, of the foregoing cash balances maintained with Bank and its Affiliates, (i) until the Term Loan has been funded in accordance with Section 2.1(b)(i), Borrower shall maintain at least the lesser of $50,000,000 or substantially all cash in accounts with Bank, and (ii) after the Term Loan has been funded in accordance with Section 2.1(b)(i), Borrower shall maintain at least the lesser of $15,000,000 or substantially all of the foregoing cash balance in accounts with Bank. Borrower may maintain any excess amounts with other financial institutions, provided that Borrower, Bank, and any such financial institution shall have entered into an account control agreement with respect to any such accounts, in form and substance satisfactory to Bank. Notwithstanding the above, (x) Borrower may maintain the Silicon Valley Bank Cash Collateral Account at Silicon Valley Bank provided that the balance does not exceed $1,255,400 at any time, (y) Borrower may maintain an aggregate amount not to exceed $10,000,000 in its operating account held at Silicon Valley Bank until September 29, 2019, after which all cash in any accounts held at Silicon Valley Bank, unless otherwise permitted herein, shall be transferred to Bank, and (z) Borrower may maintain a collateral account at Silicon Valley Bank with an amount not exceeding $250,000 at any time to secure reimbursement obligations under corporate credit cards. For the avoidance of doubt, no account control agreements in favor of Bank shall be required with respect to any accounts permitted under these clauses (x), (y) and (z). Borrower may transfer cash to the MSC Subsidiary so long as the MSC Investment Conditions have been met.

2)	A new subsection (n) is hereby added to the defined term “Permitted Indebtedness” in Exhibit A to the Agreement, as follows:

(n) Indebtedness not to exceed $250,000 in the aggregate outstanding at any time arising under a credit card facility provided by Silicon Valley Bank.

3)	A new subsection (m) is hereby added to the defined term “Permitted Liens” in Exhibit A to the Agreement, as follows:

(m) Liens on Cash in a collateral account with Silicon Valley Bank in an amount not to exceed $250,000 at any time securing reimbursement obligations under a credit card facility provided by Silicon Valley Bank.

4)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

UNUM THERAPEUTICS INC.		PACIFIC WESTERN BANK

By:	/s/ Charles Wilson	By:	/s/ Joseph Holmes Dague
Name:	Charles Wilson	Name:	Joseph Holmes Dague
Title:	President and CEO	Title:	Senior Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement]